UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2011

MORGAN’S FOODS, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-08395	34-0562210
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

4829 Galaxy Parkway, Suite S, Cleveland, OH 44128

(Address of principal executive officers) (Zip Code)

Registrant’s telephone number, including area code: (216) 359-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The Company previously disclosed in a report on Form 8-K filed with the SEC on August 3, 2011 that it entered into a Limited Forbearance Agreement on July 29, 2011 with GE Capital Corp. (“GECC”), one of its primary lenders. On August 10, 2011 that Limited Forbearance Agreement was amended to include the waiver of prepayment penalties on that portion of GECC’s loans to the Company which contain prepayment penalty provisions. The waiver agreement requires that all loans of GECC to the Company be paid off and expires if the loans are not paid off by December 31, 2011.

Also, on August 10, 2011 the Company entered into a letter agreement with BNY Mellon (“BNY”) waiving the prepayment penalties on the debt serviced by it which is contained in a certain trust. That trust contains substantially all of the debt serviced by BNY that is owed by the Company. The remaining two trusts are not affected by the waiver agreement and both the balances contained in them and the potential prepayment penalties represented by them are not significant to the total of the Company’s debt serviced by BNY. The agreement requires that the entire balance of the trust be paid off by December 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Morgan’s Foods, Inc.

Dated: August 12, 2011	By:	/s/ Kenneth L. Hignett
Kenneth L. Hignett
Senior Vice President,
Chief Financial Officer & Secretary